As filed with the Securities and Exchange Commission on June 4, 2004

Registration No. 333-98681

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	01-0562944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford
Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

ConocoPhillips Savings Plan
Retirement Savings Plan of ConocoPhillips Company
ConocoPhillips Store Savings Plan
1990 Stock Plan of Phillips Petroleum Company
Omnibus Securities Plan of Phillips Petroleum Company
2002 Omnibus Securities Plan of Phillips Petroleum Company
Phillips Petroleum Company Stock Plan for Non-Employee Directors
Incentive Compensation Plan of Phillips Petroleum Company
1986 Stock Plan of Phillips Petroleum Company
ConocoPhillips Share Incentive Plan
Overseas Stock Savings Plan of ConocoPhillips Inc.
Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom
Limited
Conoco Inc. 2001 Global Performance Sharing Plan
1998 Stock and Performance Incentive Plan of ConocoPhillips
1998 Key Employee Stock Performance Plan of ConocoPhillips
Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips
Conoco Inc. 1998 Global Performance Sharing Plan
(Full title of the plans)

Stephen F. Gates
Senior Vice President, Legal, and General Counsel
600 North Dairy Ashford
Houston, Texas 77079
(Name and address of agent for service)

(281) 293-1000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE

     ConocoPhillips (the “Registrant”) filed a Registration Statement on Form S-8 on August 23, 2002 (Registration No. 333-98681) (the “Registration Statement”) to register shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), for issuance pursuant to the (a) Thrift Plan of Phillips Petroleum Company; (b) Long-Term Stock Savings Plan of Phillips Petroleum Company; (c) Retirement Savings Plan of Phillips Petroleum Company; (d) Tosco Corporation Capital Accumulation Plan; (e) Tosco Corporation Store Savings Plan; (f) 1990 Stock Plan of Phillips Petroleum Company; (g) Omnibus Securities Plan of Phillips Petroleum Company; (h) 2002 Omnibus Securities Plan of Phillips Petroleum Company; (i) Phillips Petroleum Company Stock Plan for Non-Employee Directors; (j) Incentive Compensation Plan of Phillips Petroleum Company; (k) 1986 Stock Plan of Phillips Petroleum Company; (l) The Phillips Petroleum Company United Kingdom Limited Share Incentive Plan; (m) Phillips Petroleum Overseas Stock Savings Plan; (n) Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited; (o) Conoco Inc. 2001 Global Performance Sharing Plan; (p) Conoco Inc. 1998 Stock and Performance Incentive Plan; (q) Conoco Inc. 1998 Key Employee Stock Performance Plan; (r) Conoco Inc. Deferred Compensation Plan for Non-Employee Directors; (s) Conoco Inc. 1998 Global Performance Sharing Plan; (t) Thrift Plan for Retail Employees of Conoco Inc.; (u) Thrift Plan for Employees of Conoco Inc.; and (v) Conoco Inc. Salary Deferral & Savings Restoration Plan.

     Since the filing of the Registration Statement, the following events have occurred:

•	the Conoco Inc. 1998 Stock and Performance Incentive Plan was renamed the 1998 Stock and Performance Incentive Plan of ConocoPhillips;

•	the Conoco Inc. 1998 Key Employee Stock Performance Plan was renamed the 1998 Key Employee Stock Performance Plan of ConocoPhillips;

•	the Conoco Inc. Deferred Compensation Plan for Non-Employee Directors was renamed the Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips;

•	the Thrift Plan of Phillips Petroleum Company was merged with and into the Long-Term Stock Savings Plan of Phillips Petroleum Company;

•	the Long-Term Stock Savings Plan of Phillips Petroleum Company was renamed the ConocoPhillips Savings Plan (the “Savings Plan”);

•	the Tosco Corporation Capital Accumulation Plan was terminated;

•	the Retirement Savings Plan of Phillips Petroleum Company was renamed the Retirement Savings Plan of ConocoPhillips Company (the “Retirement Savings Plan”);

•	the Tosco Corporation Store Savings Plan was renamed the ConocoPhillips Store Savings Plan (the “Store Savings Plan”);

•	the Phillips Petroleum Overseas Stock Savings Plan was renamed the Overseas Stock Savings Plan of ConocoPhillips Inc.;

•	the Thrift Plan for Employees of Conoco Inc. was merged with and into the Savings Plan;

•	the Phillips Petroleum Company United Kingdom Limited Share Incentive Plan was renamed the ConocoPhillips Share Incentive Plan;

•	the Thrift Plan for Retail Employees of Conoco Inc. was merged with and into the Store Savings Plan; and

•	the Conoco Inc. Salary Deferral & Savings Restoration Plan was merged with and into certain parts of the Key Employee Deferred Compensation Plan of ConocoPhillips and the Defined Contribution Makeup Plan of ConocoPhillips.

     As a result, the Thrift Plan of Phillips Petroleum Company, the Tosco Corporation Capital Accumulation Plan, the Thrift Plan for Employees of Conoco Inc., the Thrift Plan for Retail Employees of Conoco Inc. and the Conoco Inc. Salary Deferral & Savings Restoration Plan are no longer in existence.

     Of the (i) 17,981,382 shares of Common Stock registered under the Registration Statement and issuable pursuant to the 2002 Omnibus Securities Plan of Phillips Petroleum Company (the “2002 Omnibus Plan”); (ii) 16,127,281 shares of Common Stock registered under the Registration Statement and issuable pursuant to the 1998 Stock and Performance Incentive Plan of ConocoPhillips (the “1998 Performance Plan”); (iii) 18,518,191 shares of Common Stock registered under the Registration Statement and issuable pursuant to the 1998 Key Employee Stock Performance Plan of ConocoPhillips (the “1998 Key Employee Plan”); and (iv) 500,000 shares of Common Stock Registered under the Registration Statement and issuable pursuant to the Tosco Corporation Capital Accumulation Plan (the “Tosco CAP Plan”), (a) 13,654,735 shares of Common Stock issuable pursuant to the 2002 Omnibus Plan; (b) 3,546,364 shares of Common Stock issuable pursuant to the 1998 Performance Plan; (c) 2,707,775 shares of Common Stock issuable pursuant to the 1998 Key Employee Plan; and (d) 496,112 shares of Common Stock issuable pursuant to the Tosco CAP Plan (collectively, the “Unissued Shares”) have not been sold. Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register shares of its Common Stock for issuance pursuant to the Savings Plan, the Store Savings Plan, the Retirement Savings Plan and the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (the “2004 Omnibus Plan” and, collectively with the Savings Plan, the Store Savings Plan and the Retirement Savings Plan, the “Plans”).

     In accordance with Rule 457(p) promulgated under the Securities Act of 1933 and Securities and Exchange Commission Release No. 33-7943, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to (i) deregister the 13,654,735 unsold shares of Common Stock registered under the Registration Statement and issuable pursuant to the 2002 Omnibus Plan; (ii) deregister the 3,546,364 unsold shares of Common Stock registered under the Registration Statement and issuable pursuant to the 1998 Performance Plan; (iii) deregister the 2,707,775 unsold shares of Common Stock registered under the Registration Statement and issuable pursuant to the 1998 Key Employee Plan; and (iv) deregister the 496,112 shares of Common Stock registered under the Registration Statement and issuable pursuant to the Tosco CAP Plan, in connection with the offset of the registration fees paid for the Unissued Shares from the Registration Statement on Form S-8 previously filed for the 2002 Omnibus Plan, the 1998 Performance Plan, the 1998 Key Employee Plan and the Tosco CAP Plan, among others, to the Registration Statement on Form S-8 for the Plans that is being filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

     In addition, this Post-Effective Amendment No. 1 to the Registration Statement is also being filed to (i) transfer the 697,627 shares of Common Stock registered under the Registration Statement and issuable pursuant to the Thrift Plan for Retail Employees of Conoco Inc. to the Store Savings Plan, into which such plan was merged as described above; (ii) transfer the 6,321,615 shares of Common Stock registered under the Registration Statement and issuable pursuant to the Thrift Plan for Employees of Conoco Inc. to the Savings Plan, into which such plan was merged as described above; and (iii) transfer the 4,000,000 shares of Common Stock registered under the Registration Statement and issuable pursuant to the Thrift Plan of Phillips Petroleum Company to the Savings Plan, into which such plan was merged (prior to such plans change of name from the Long-Term Stock Savings Plan of Phillips Petroleum Company to the ConocoPhillips Savings Plan) as described above.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 28, 2004.

CONOCOPHILLIPS

By:	/s/ John A. Carrig

John A. Carrig Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below appoints John A. Carrig, Stephen F. Gates and Rand C. Berney, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips, to sign any and all post-effective amendments to this Registration Statement and all documents or instruments necessary or appropriate to enable ConocoPhillips to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 28, 2004.

SIGNATURE	TITLE

/s/ Archie W. Dunham Archie W. Dunham	Chairman of the Board and Director

/s/ J. J. Mulva J. J. Mulva	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John A. Carrig John A. Carrig	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Rand C. Berney Rand C. Berney	Vice President and Controller (Principal Accounting Officer)

/s/ Richard H. Auchinleck Richard H. Auchinleck	Director

/s/ Norman R. Augustine Norman R. Augustine	Director

/s/ David L. Boren David L. Boren	Director

/s/ Kenneth M. Duberstein Kenneth M. Duberstein	Director

/s/ Ruth R. Harkin Ruth R. Harkin	Director

/s/ Larry D. Horner Larry D. Horner	Director

/s/ Charles C. Krulak Charles C. Krulak	Director

/s/ Frank A. McPherson Frank A. McPherson	Director

/s/ William K. Reilly William K. Reilly	Director

/s/ William R. Rhodes William R. Rhodes	Director

/s/ J. Stapleton Roy J. Stapleton Roy	Director

/s/ Victoria J. Tschinkel Victoria J. Tschinkel	Director

/s/ Kathryn C. Turner Kathryn C. Turner	Director

/s/ James E. Copeland, Jr. James E. Copeland, Jr.	Director

     ConocoPhillips Store Savings Plan and ConocoPhillips Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the ConocoPhillips Store Savings Plan and the ConocoPhillips Savings Plan) have duly caused this registration statement to be signed on behalf of the ConocoPhillips Store Savings Plan and the ConocoPhillips Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 28, 2004.

CONOCOPHILLIPS STORE SAVINGS PLAN CONOCOPHILLIPS SAVINGS PLAN (Plans)

By:	/s/ J. W. Sheets

Name: J. W. Sheets Title: Administrator

     Retirement Savings Plan of ConocoPhillips Company. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Retirement Savings Plan of ConocoPhillips Company) have duly caused this registration statement to be signed on behalf of the Retirement Savings Plan of ConocoPhillips Company by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 28, 2004.

RETIREMENT SAVINGS PLAN OF CONOCOPHILLIPS COMPANY (Plan)

By:	/s/ J. W. Sheets

Name: J. W. Sheets Title: Administrator

EXHIBIT INDEX

Exhibit
Number		Document Description
*24	—	Powers of Attorney (included on the signature page of this Post-Effective Amendment No. 1 to the registration statement).

*Filed herewith.